Exhibit 1.3

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

This THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered into as of January 22, 2016 by and among Teradata Corporation, a Delaware corporation (the “Borrower”), each undersigned lender under the Revolving Credit Agreement referenced below (each, a “Consenting Lender”) and Bank of America, N. A., as administrative agent for the Lenders under the Revolving Credit Agreement referenced below (in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower, the Administrative Agent and certain financial institutions are party to that certain Revolving Credit Agreement dated as of March 25, 2015 (as previously amended, the “Revolving Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Revolving Credit Agreement.

B. The Borrower, the Administrative Agent and the undersigned Consenting Lenders wish to amend the Revolving Credit Agreement on the terms and conditions set forth below.

C. Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Revolving Credit Agreement. Upon the Effective Date (as defined below) the Revolving Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Revolving Credit Agreement shall be amended by inserting the following definition in alphabetical order therein:

“Marketing Applications Business” means the assets of the Borrower and its Subsidiaries that relate exclusively or primarily to providing marketing management and related data management solutions in the cloud as software, as a service or on-premises to help customers implement their data-driven marketing strategies and that constitute assets (or liabilities) that generate revenues reported as part of the Marketing Applications operating segment in the Borrower’s reporting to the Securities and Exchange Commission since January 1, 2015.

(b) Section 6.04 of the Revolving Credit Agreement shall be amended by inserting the following sentence at the conclusion thereof: “For the avoidance of doubt, the sale or disposition of the Marketing Applications Business in accordance with Section 6.05(vii) shall not be prohibited by this Section 6.04.”

(c) Section 6.05 of the Revolving Credit Agreement shall be amended to replace everything from and after the word “and” following the existing clause (vi) thereof with the following:

(vii) sell or otherwise dispose of the Marketing Applications Business so long as (x) such sale or disposition is consummated on or before January [31], 2017, and (y) immediately before and after giving effect to such sale or disposition, no Default shall have occurred and be continuing, and (viii) sell, lease or otherwise dispose of property in any other transaction otherwise permitted under this Agreement, provided that the aggregate book value of all assets sold, leased or otherwise disposed of in transactions under this clause (viii) shall not when taken together at the time of each such sale, lease or other disposition exceed the greater of (x) $150,000,000 and (y) 15% of Consolidated Tangible Assets as of the last day of the most recent fiscal period in respect of which financial statements have been delivered pursuant to Section 5.01 at such time.

2. Representations and Warranties of the Borrower. The Borrower represents and warrants that on and as of the Effective Date:

(a) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and this Amendment (and the Revolving Credit Agreement as amended hereby) is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) after giving effect hereto, each of the representations and warranties of the Borrower and each other Loan Party contained in Article III of the Revolving Credit Agreement or in any other Loan Document are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; and

(c) no Default has occurred and is continuing.

3. Effective Date. This Amendment shall become effective on the date (the “Effective Date”) upon which all of the following conditions have been satisfied:

(a) the execution and delivery hereof by the Borrower, the Administrative Agent and Consenting Lenders constituting at least Required Lenders; and

(b) the execution and delivery by the Guarantors of an Affirmation of Guaranty in the form of Exhibit A attached hereto.

4. Reference to and Effect upon the Revolving Credit Agreement.

(a) Except as specifically amended above, the Revolving Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Each party to the Loan Documents shall hereafter have and perform the obligations, and be entitled to the rights and remedies, applicable to it pursuant to the terms and conditions of the Loan Documents as amended hereby.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Revolving Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Revolving Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Revolving Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import, or in the Revolving Loan Agreement or any other Loan Document to “Revolving Credit Agreement”, “Credit Agreement”, “thereunder”, “thereof”, “therein” (in reference to the “Revolving Credit Agreement” or the “Credit Agreement”) or words of similar import shall mean and be a reference to the Revolving Credit Agreement as amended hereby.

5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Revolving Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of counsel (including the allocated costs and expenses of in-house counsel) for the Administrative Agent with respect thereto.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TERADATA CORPORATION, as Borrower

By:	/s/ Laura Jividen
Name: Laura Jividen
Title: VP-Tax and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joan Mok
Name: Joan Mok
Title: Vice President

BANK OF AMERICA, N.A., as a Consenting Lender

By:	/s/ Patrick Martin
Name: Patrick Martin
Title: Managing Director

JPMORGAN CHASE BANK N.A.,
as a Consenting Lender

By:	/s/ Justin Burton
Name: Justin Burton
Title: Underwriting Sr. Associate

CITIBANK, N.A., as a Consenting Lender

By:	/s/ James M. Walsh
Name: James M. Walsh
Title: Vice President and Managing Director

HSBC Bank USA, N.A.; as a Consenting Lender

By:	/s/ Devin A. Moore
Name: Devin A. Moore
Title: VP Relationship Manager

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Consenting Lender

By:	/s/ Matthew Antioco
Name: Matthew Antioco
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Consenting Lender

By:	/s/ Matt S. Scullin
Name: Matt S. Scullin
Title: Vice President

Wells Fargo Bank, N.A., as a Consenting Lender

By:	/s/ Lacy Houstoun
Name: Lacy Houstoun
Title: Director

EXHIBIT A

AFFIRMATION OF GUARANTY

January 22, 2016

Each of the undersigned (the “Guarantors”) hereby (a) acknowledges receipt of a copy of that certain Third Amendment to Revolving Credit Agreement, dated as of the date hereof (the “Amendment”), relating to the Revolving Credit Agreement, dated as of March 25, 2015 (the “Revolving Credit Agreement”) referred to therein, (b) consents to the Amendment and each of the transactions referenced therein, (c) reaffirms its obligations under the Guaranty and (d) agrees that all references therein or in any other Loan Document to the “Revolving Credit Agreement” shall mean and be a reference to the Revolving Credit Agreement as amended by the Amendment. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Revolving Credit Agreement, as amended by the Amendment. Although the Guarantors have been informed of the matters set forth herein and have acknowledged and consented to same, each Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform the Guarantors of such matters in the future or to seek any Guarantor’s acknowledgment or consent to future amendments or waivers, and nothing herein shall create such a duty.

[signature page follows]

TERADATA INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

TERADATA OPERATIONS, INC., a Delaware corporation

By:
Name:
Title:

TERADATA US, INC., a Delaware corporation

By:
Name:
Title: